UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

Blackstone Secured Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01299	82-7020632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York		10154
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On October 18, 2021, Blackstone Secured Lending Fund (the “Company”) entered into an Amended and Restated Investment Advisory Agreement (the “Amended Advisory Agreement”) between the Company and Blackstone Credit BDC Advisors LLC (the “Adviser”). The Amended Advisory Agreement is substantially the same as the prior investment advisory agreement except, following an Exchange Listing (as defined in the Amended Advisory Agreement), the incentive fee on income will be subject to a twelve-quarter lookback quarterly hurdle rate of 1.50% as opposed to a single quarter measurement and will become subject to an incentive fee cap based on the Company’s net cumulative return. In no event will the amendments to the income based incentive fee to include the three-year income and total return lookback features allow the Adviser to receive greater cumulative income based incentive fees under the Amended Advisory Agreement than it would have under the prior investment advisory agreement.

Further, on October 18, 2021, the Company entered into a letter waiver agreement (the “Waiver Agreement”) effective upon consummation of an Exchange Listing to extend the Company’s current fee structure for a period of two years after an Exchange Listing instead of an increase in fees upon an Exchange Listing as contemplated under the Amended Advisory Agreement. With the Waiver Agreement in place, instead of having the base management fee and each incentive fee increase to annual rates of 1.00% and 17.5%, respectively, following an Exchange Listing, each such fee will remain at 0.75% and 15.0% during the period of the Waiver Agreement.

The foregoing description is only a summary of the material provisions of the Amended Advisory Agreement and Waiver Agreement and is qualified in its entirety by reference to a copies of the Amended Advisory Agreement and Waiver Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.	Election of Directors

Effective October 18, 2021, the Board of Trustees (the “Board”) appointed Vikrant Sawhney to the Board. Mr. Sawhney’s appointment brings the total number of trustees on the Board to seven, four of whom are not “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Mr. Sawhney currently serves as Chief Administrative Officer and Global Head of Institutional Client Solutions of Blackstone Inc., an affiliate of the Adviser. Since joining Blackstone in 2007, Mr. Sawhney started Blackstone Capital Markets and also served as the Chief Operating Officer of the Private Equity group. Before joining Blackstone, Mr. Sawhney worked as a Managing Director in the Financial Sponsors Group at Deutsche Bank, and prior to that was an Associate at the law firm Simpson Thacher & Bartlett LLP.

Mr. Sawhney represented Blackstone as a Rockefeller Fellow during 2010-2011, and currently sits on the board of the Blackstone Charitable Foundation. He is also the Board Chair of Dream, an east Harlem-based educational and social services organization. He graduated from Dartmouth College and received a J.D. from Harvard Law School.

Mr. Sawhney has not been elected to serve as a trustee pursuant to any agreement or understanding with the Company or any other person and there are no transactions in which Mr. Sawhney has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Sawhney will not receive compensation from the Company in his capacity as trustee as the Company does not pay compensation to its trustees who also serve in an executive office capacity for the Adviser or its affiliates.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

Amended and Restated Declaration of Trust

On October 18, 2021, the Board of the Company adopted the Fourth Amended and Restated Agreement and Declaration of Trust (the “Fourth Amended and Restated Declaration of Trust”). The Fourth Amended and Restated Declaration of Trust, among other items, (i) provides for a change in the structure of the Board such that the Board is divided into three classes with each class serving staggered three-year terms expiring at the applicable annual meeting of shareholders, (ii) provides that the shares of the Company shall be transferrable except as otherwise provided by the Board and (iii) provides that certain transactions, including, but not limited to, the merger, conversion, or share exchange of the Company, shall require the affirmative vote or consent of at least seventy-five percent of the Board and at least seventy-five percent of the shares outstanding and entitled to vote thereon unless approved by both a majority of the entire Board and seventy-five percent of the Continuing Trustees (as defined therein), subject to any shareholder vote or consent required by law.

The Fourth Amended and Restated Declaration of Trust will become effective upon an Exchange Listing (as defined therein).

The foregoing description is only a summary of the material provisions of the Fourth Amended and Restated Declaration of Trust and is qualified in its entirety by reference to a copy of the Fourth Amended and Restated Declaration of Trust, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amended and Restated Bylaws

On October 18, 2021, the Board adopted amended and restated bylaws (the “Amended and Restated Bylaws”) of the Company. The Amended and Restated Bylaws, among other items, (i) provide notice requirements for business at the Company’s annual meetings of shareholders and special meetings including that to be timely, a shareholder’s notice shall be delivered not later than the close of business on the one hundred twentieth day, nor earlier than the close of business on the one hundred fiftieth day, prior to the first anniversary of the preceding year’s annual meeting and (ii) provide for procedures for nominations of trustees of the Company including timing and notice content requirements.

The Amended and Restated Bylaws will become effective upon an Exchange Listing (as defined in the Fourth Amended and Restated Declaration of Trust).

The foregoing description is only a summary of the material provisions of the Amended and Restated Bylaws and is qualified in its entirety by reference to a copy of the Amended and Restated Bylaws, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

Preliminary Estimates of Results as of September 30, 2021

On October 18, 2021, the Board approved a net asset value per share as of September 30, 2021 of $26.15 based on a total net asset value of approximately $4.1 billion.

The Company estimates that its quarterly total return for the three months ended September 30, 2021 was 2.8%, bringing the annualized total return since inception to 10.0% and the annualized year-to-date total return to 9.9%.

The Company estimates that its fair value of investments was approximately $8.2 billion as of September 30, 2021, representing a 12% quarter-over-quarter increase compared to approximately $7.4 billion of fair value of investments as of June 30, 2021.

The Company estimates that its total debt outstanding was approximately $4.5 billion as of September 30, 2021, representing a debt-to-equity ratio of 1.09 times. For the three months ended September 30, 2021, the Company’s estimated cost of leverage on all borrowings outstanding was 2.9% (including unused fees, deferred financing costs and accretion of net discounts on unsecured debt). As of September 30, 2021, the Company estimates that its excess borrowing capacity was approximately $1.745 billion and the Company had approximately $260 million in available cash.

The Company estimates that its net investment income per share for the three months ended September 30, 2021 was between $0.61 per share and $0.63 per share (or $0.63 per share and $0.65 per share excluding uncrystallized capital gains incentive fee accrued), calculated using 147,932,846 weighted average shares for the three months ended September 30, 2021.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP, the Company’s independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data.

These estimates are subject to the completion of the Company’s financial closing procedures and are not a comprehensive statement of the Company’s financial results as of September 30, 2021. The Company advises you that its actual results may differ materially from these estimates as a result of the completion of the period and the Company’s financial closing procedures, final adjustments and other developments which may arise between now and the time that the Company’s financial results are finalized.

The Company’s estimate of net investment income per share excluding uncrystallized capital gains incentive fees accrued, which are estimated at $0.02 per share for the three months ended September 30, 2021, is a non-GAAP measure. The Company has excluded the impact of uncrystallized capital gains incentive fees from GAAP net investment income on the basis that such incentive fee is not included in taxable income and because the Company’s management uses net investment income excluding uncrystallized capital gains incentive fees to assess the Company’s operating performance. This measure is not a substitute for the closest comparable GAAP financial measure, which is net investment income.

Press Release for Appointment of Trustee

On October 19, 2021, the Adviser and the Company issued a press release announcing the appointment of Vikrant Sawhney to the Company’s Board, and such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit

Exhibit No.	Description

3.1	Fourth Amended and Restated Declaration of Trust, dated as of October 18, 2021 (incorporated by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2 filed on October 18, 2021).

3.2	Amended and Restated Bylaws, dated as of October 18, 2021 (incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-2 filed on October 18, 2021).

10.1	Amended and Restated Investment Advisory Agreement between Blackstone Secured Lending Fund and the Blackstone Credit BDC Advisors LLC, dated as of October 18, 2021 (incorporated by reference to Exhibit (g) to the Registrant’s Registration Statement on Form N-2 filed on October 18, 2021).

10.2	Letter Waiver Agreement between Blackstone Secured Lending Fund and the Blackstone Credit BDC Advisors LLC, dated October 18, 2021 (incorporated by reference to Exhibit (k)(23) to the Registrant’s Registration Statement on Form N-2 filed on October 18, 2021).

99.1	Press Release of Blackstone Alternative Credit Advisors LP dated October 19, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE SECURED LENDING FUND

Date: October 19, 2021	By:	/s/ Marisa J. Beeney
	Name:	Marisa J. Beeney
	Title:	Chief Compliance Officer, Chief Legal Officer and Secretary